Exhibit 99.1

Contact:

APPLETON PAPERS INC.

Bill Van Den Brandt, Manager, Corporate Communications

(920) 991-8613; bvandenbrandt@appletonideas.com

HICKS ACQUISITION COMPANY II, INC.

Mark Semer, Kekst and Company

(212) 521-4802; mark-semer@kekst.com

HICKS ACQUISITION COMPANY II, INC. ANNOUNCES PROPOSED WARRANT AMENDMENT

RELATED TO APPVION TRANSACTION

APPLETON, WI & DALLAS, TX — June 21, 2012 — Hicks Acquisition Company II, Inc. (Nasdaq: HKAC) (“HACII”), a special purpose acquisition company sponsored and headed by Thomas O. Hicks, announced today a proposal to amend the terms of its warrants in connection with its proposed business combination with Appleton Papers Inc. (which will begin doing business as “Appvion” at closing). The effect of the amendment will be to reduce by half the number of shares of common stock of HACII issuable upon exercise of HACII’s outstanding warrants, subject to a potential minor adjustment as detailed under Option B. This amendment must be approved by warrant holders who own at least 65 percent of the outstanding public warrants.

Under terms of the proposed warrant amendment, each public warrant holder would be able to elect one of two options:

•	Option A – Amended warrant plus cash

•	Each existing warrant would be amended to be exercisable for half a share (instead of one full share), plus

•	Payment of $0.625 per warrant at closing.

•	This is the economic equivalent of receiving $1.25 per foregone warrant.

•	Option B – Amended warrant plus earnout share right

•	Each existing warrant would be amended to be exercisable for half a share (instead of one full share), plus

•

Receive a right to purchase an additional 0.0879 shares per warrant. This right is exercisable at $0.0001 once the common stock has traded at $12.00 per share for a defined period of time prior to the fifth anniversary of the closing of the transaction.

•	In the case of Option B, the warrant holder would have the ability to exercise one part of the warrant independently from the other.

•	Public election of Option B is capped at warrants exercisable for 400,000 shares.

The warrants held by HACII’s sponsor, an entity controlled by Mr. Hicks, will be amended in essentially the same manner as if Option B were selected. Each existing sponsor warrant will be amended to be exercisable for half a share (instead of one full share), and at closing the sponsor will receive 0.0879 shares per warrant, which shares are forfeitable if the stock does not trade at $12.00 per share or higher for a defined period of time prior to the fifth anniversary of the closing of the transaction.

Warrant holders who do not make an election would receive Option A. Other terms of the sponsor and public warrants would remain unchanged. Warrant holders will meet to vote on the amendment on July 11, 2012. As previously announced in the revised preliminary proxy statement on Schedule 14A, the record date for both the common stock holders and warrant holders is June 19, 2012.

Completion of the transaction is subject to expiration or early termination of any applicable Hart-Scott-Rodino waiting period, approval of the transaction by Hicks Acquisition Company II’s stockholders, approval by State Street Bank and Trust Company, approval by the trustee representing participants in the Appleton ESOP, and certain other closing conditions.

ABOUT HICKS ACQUISITION COMPANY II, INC.

Hicks Acquisition Company II, Inc. is a special purpose acquisition company, launched in October 2010 through an initial public offering with $150 million of gross proceeds. Founded by Thomas O. Hicks, HACII was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It currently has no operating businesses. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the above-described amendment, which will be filed by HACII with the SEC as an exhibit to a Current Report on Form 8-K.

ABOUT APPLETON

Appleton creates product solutions through its development and use of coating formulations, coating applications and Encapsys® microencapsulation technology. The company produces thermal, carbonless and security papers and Encapsys products. Appleton, headquartered in Appleton, Wis., has manufacturing operations in Wisconsin, Ohio and Pennsylvania, employs approximately 1,700 people and has been 100 percent employee-owned since 2001. For more information, visit www.appletonideas.com. When the transaction closes, Appleton will do business as Appvion. The new name combines the words “applied” and “innovation,” reflecting the company’s successful transformation from a paper company to a business focused on coating formulations and applications, and specialty chemicals.

NO ASSURANCES

There can be no assurance that the transaction will be completed, nor can there be any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the transaction, copies of which have been filed by HACII and by Appleton with the SEC as an exhibit to Current Reports on Form 8-K.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE TRANSACTION WILL BE FILED WITH THE SEC

This communication may be deemed to be solicitation material in respect of the proposed transactions between HACII, PDC and Appleton. In connection with the proposed transactions, HACII has filed a preliminary proxy statement on Schedule 14A and a revised preliminary proxy statement on Schedule 14A, each of which is available free of charge on the SEC’s web site, http://www.sec.gov. The information contained in the preliminary filings is not complete and may be changed. HACII plans to file and mail to stockholders a definitive proxy statement with respect to the proposed transactions. WE URGE STOCKHOLDERS TO READ THE PRELIMINARY PROXY STATEMENTS, THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE), AND OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HACII AND THE TRANSACTION. Investors will be able to obtain free copies of the preliminary proxy statements and the definitive proxy statement (when available) as well as other filed documents containing information about HACII on the SEC’s website at http://www.sec.gov. Free copies of HACII’s SEC filings are also available from HACII upon written request to Hicks Acquisition Company II, Inc., 100 Crescent Court, Suite 1200, Dallas, Texas 75201.

PARTICIPANTS IN THE SOLICITATION

HACII and its directors and officers may be deemed participants in the solicitation of proxies to HACII’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in HACII is contained in HACII’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 8, 2012, the preliminary proxy statement regarding the transaction, which was initially filed with the SEC on May 17, 2012 and amended on June 21, 2012, and will also be contained in the definitive proxy statement regarding the transaction when it becomes available. HACII’s stockholders may obtain additional information about the interests of the directors and officers of HACII in the transaction by reading the proxy statement and other materials to be filed with the SEC regarding the transaction when such information becomes available.

Appleton and its directors and officers may be deemed participants in the solicitation of proxies to HACII’s stockholders with respect to the transaction. A list of the names of these directors and officers and a description of their interests is contained in Appleton’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 23, 2012, the preliminary proxy statement regarding the transaction, which was initially filed with the SEC on May 17, 2012 and amended on June 21, 2012, and will also be contained in the definitive proxy statement regarding the transaction when it becomes available. Investors and security holders may obtain additional information about the interests of such participants by reading the proxy statement and other materials to be filed with the SEC regarding the transaction when such information becomes available.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the transaction and HACII’s plans, objectives, and intentions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertainties as to the timing of the transaction, approval of the transaction by HACII’s stockholders; the satisfaction of closing conditions to the transaction, including the receipt of any required regulatory approvals; costs related to the transaction; costs and potential liabilities of Appleton relating to environmental regulation and litigation (including Lower Fox River); potential failure of Appleton’s former parent to comply with its indemnification obligations; costs of compliance with environmental laws; Appleton’s substantial amount of indebtedness; the ability of Appleton to develop and introduce new and enhanced products, improve productivity and reduce operating costs; Appleton’s reliance on a relatively small number of customers and third parties suppliers; the cessation of papermaking and transition to base stock supplied under the long-term supply agreement with Domtar Corporation; the global credit market crisis and economic weakness; competitors in its various markets; volatility of raw materials costs; Appleton’s underfunded pension plans; future legislation or regulations intended to reform pension and other employee benefit plans; and the legal obligations of PDC, Appleton’s current owner, to repurchase common stock from employees and former employees, which may lead to a default under the agreements governing Appleton’s indebtedness or constrain Appleton’s ability to make investments. Actual results may differ materially from those contained in the forward-looking statements in this press release. HACII undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.